UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

ENLIGHTIFY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

Enlightify Inc.

3rd Floor, Borough A, Block A. No. 181

South Taibai Road, Xi’an, Shaanxi Province

People’s Republic of China 710065

Dear Stockholder:

On behalf of the Board of Directors of Enlightify Inc. (the “Company” or “we”), I invite you to attend our Annual Meeting of Stockholders (the “Annual Meeting”). We hope you can join us. The Annual Meeting will be held:

At: Yuxing Modern Agricultural Science & Technology Park, Huyi District, Xi’an, P.R. China

On: January 8, 2026

Time: 10:00 a.m., Beijing Time.

The Notice of the Annual Meeting of Stockholders, the proxy statement, the proxy card, and our 2025 Annual Report accompany this letter.

At the Annual Meeting, we will report on the important activities and accomplishments of the Company and review the Company’s financial performance and business operations. You will have an opportunity to ask questions and gain an up-to-date perspective on the Company and its activities, and to meet certain directors and key executives of the Company.

As discussed in the enclosed proxy statement, the Annual Meeting will also be devoted to (i) the election of directors, (ii) approval of the Amendment of the Company’s 2023 Equity Incentive Plan, (iii) approval of an issuance of shares of our Common Stock, (iv) approval of a reverse stock split of the Company’s Common Stock at a ratio between 1-for-5 and 1-for-20, and (v) consideration of any other business matters properly brought before the Annual Meeting.

We know that many of our stockholders will be unable to attend the Annual Meeting. We are soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the stockholders at the Annual Meeting. Whether or not you plan to attend, please take the time now to read the proxy statement and vote via the Internet or, if you prefer, submit by mail a paper copy of your proxy or voter instructions card, so that your shares are represented at the meeting. You may also revoke your proxy or voter instructions before or at the Annual Meeting. Regardless of the number of Company shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continuing interest in Enlightify Inc. We look forward to seeing you at the Annual Meeting.

If you have any questions about the proxy statement, please contact us at Enlightify Inc., 3rd Floor, Borough A, Block A. No. 181, South Taibai Road, Xian, Shaanxi Province, People’s Republic of China 710065.

Sincerely,

/s/ Zhuoyu Li
November 21, 2025	Zhuoyu Li
Chairman of the Board

ENLIGHTIFY INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on

January 8, 2026, 10:00 a.m. Beijing Time

To the Stockholders of Enlightify Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Enlightify Inc., a Nevada corporation (the “Company”), will be held on January 8, 2026, at 10:00 a.m., Beijing Time, at Yuxing Modern Agricultural Science & Technology Park, Huyi District, Xi’an, P.R. China, for the following purposes:

1.	To elect seven directors to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

2.	To approve the Amendment of the Company’s 2023 Equity Incentive Plan;

3.	To approve the issuance of 20% or more of the Company’s issued and outstanding shares of common stock, pursuant to the registration statement on Form S-1 (including any amendment and supplement thereto, the “Form S-1”)) for the offering and sale of up to 5,000,000 shares of common stock (the “Shares”) and 10,000,000 common stock warrants, representing 200% warrant coverage (the “Warrants”, the shares of common stock underlying the Warrants, the “Warrant Shares”), (the “Issuance Proposal”)

4.	The approval and adoption an amendment to our Articles of Incorporation to effect a reverse stock split (the “Reverse Split”) of our common stock, par value $0.001 per share, by one of several ratios between 1-for-5 and 1-for-20 at any time within twenty four (24) months after stockholder approval is obtained, with the timing of the amendment and the exact reverse stock split ratio to be determined in the sole discretion of our Board (the “Reverse Split Proposal”); and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on November 17, 2025 (the “Record Date”), are entitled to notice and to vote at the Annual Meeting and any adjournment or postponement thereof.

A proxy statement describing the matters to be considered at the Annual Meeting is attached to this Notice.

It is important that your shares are represented at the Annual Meeting. We urge you to review the attached proxy statement and, whether or not you plan to attend the Annual Meeting in person, please vote your shares promptly by casting your vote via the Internet or, if you receive a full set of proxy materials by mail or request one be mailed to you, and prefer to mail your proxy or voter instructions, please complete, sign, date, and return your proxy or voter instructions card in the pre-addressed envelope provided, which requires no additional postage if mailed in the United States. You may revoke your vote by submitting a subsequent vote over the Internet or by mail before the Annual Meeting, or by voting in person at the Annual Meeting.

By Order of the Board of Directors,

/s/ Zhuoyu Li
November 21, 2025	Zhuoyu Li Chairman of the Board

ENLIGHTIFY INC.

3rd Floor, Borough A, Block A. No. 181

South Taibai Road, Xi’an, Shaanxi Province

People’s Republic of China 710065

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors of Enlightify Inc., a Nevada corporation (the “Company” or “we”), for our Annual Meeting of Stockholders for fiscal year ended June 30, 2025 (the “Annual Meeting”). The Annual Meeting will be held on January 8, 2026, at 10:00 a.m. Beijing time, and at any adjournment(s) or postponement(s) thereof, at Yuxing Modern Agricultural Science & Technology Park, Huyi District, Xi’an, P.R. China.

The date on which the proxy statement and form of proxy card are intended to be sent or made available to stockholders is November 28, 2025.

The purposes of the Annual Meeting are to seek stockholder approval of the following proposals: (i) electing seven (7) directors to our Board of Directors (the “Board”), (ii) approval of the Amendment to the Company’s 2023 Equity Incentive Plan, (iii) approval of an issuance of shares of our Common Stock；and (iv) approval of a reverse stock split of the Company’s Common Stock at a ratio between 1-for-5 and 1-for-20. We will also transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Who May Vote

Only stockholders of record of our common stock, par value $.001 per share, as of the close of business on November 17, 2025 (the “Record Date”) are entitled to notice and to vote at the Annual Meeting and any adjournment or adjournments thereof.

A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting, during office hours, at our executive offices located at 3rd Floor, Borough A, Block A. No. 181, South Taibai Road, Xian, Shaanxi Province, People’s Republic of China, 710065, by contacting us.

The presence at the Annual Meeting of one-third of the outstanding shares of our common stock as of the Record Date, in person or by proxy, is required for a quorum. Should you submit a proxy or voter instructions, even though you abstain as to one or more proposals, or you are present in person at the Annual Meeting, your shares shall be counted for the purpose of determining if a quorum is present.

Broker “non-votes” are not included for the purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

As of November 17, 2025, we had issued and outstanding 15,770,934 shares of our common stock. Each record holder of our common stock on the Record Date is entitled to one vote for each share then held on all matters to be voted at the Annual Meeting. No other class of voting securities was then outstanding.

Voting Your Proxy

You may vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials mailed to you or your household. If you have received printed copies of the proxy materials by mail, or if you request printed copies of the proxy materials by mail by following the instructions on the Notice of Internet Availability of Proxy Materials, you can also vote by mail by completing, dating, and signing the proxy or voter instructions card and mailing it in the pre-addressed envelope provided, which requires no additional postage if mailed in the United States. You may submit your vote over the Internet until 11:59pm, ET, on January 6, 2026. If you vote by mail, please be aware that we can recognize your vote only if we receive it by close of business on the day before the Annual Meeting.

You may also vote in person at the Annual Meeting. If your shares are held through a broker, trust, bank, or other nominee, please refer to the Notice of Internet Availability of Proxy Materials and any other information forwarded to you by such holder of record to obtain a valid proxy from it. You will need to bring this legal proxy with you to the Annual Meeting in order to vote in person.

The shares represented by any proxy duly given will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted as follows: FOR the election of the nominees for the directors named in this proxy statement, FOR the approval of the Amendment to the Company’s 2023 Equity Incentive Plan，FOR the approval of an issuance of shares of our Common Stock, , and FOR the approval of a reverse stock split of the Company’s Common Stock at a ratio between 1-for-5 and 1-for-20.

In addition, if other matters come before the Annual Meeting, the person or persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Each share of our common stock outstanding on the Record Date will be entitled to one vote on all matters. Under Proposal 1 (Election of Directors), the seven candidates proposed for election as directors at the Annual Meeting are uncontested. In uncontested elections, directors are elected by majority of the votes cast at the Annual Meeting. In counting the votes cast, only those cast “for” and “against” a matter are included. Please note that you cannot vote “against” a nominee for director, although you may withhold your vote from a nominee.

Shares which abstain or which are withheld from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions, withheld votes, and “broker non-votes” will have no effect on the voting on matters that require the affirmative vote of a plurality or a majority of the votes cast or the shares voting on the matter.

Stockholders have no cumulative voting rights or dissenter’s or appraisal rights relating to the matters to be acted upon at the Annual Meeting.

Revoking Your Proxy

Even if you submit a proxy or voter instructions, you may revoke your proxy and change your vote. You may revoke your proxy or voter instructions by submitting a new proxy or voter instructions over the Internet by using the procedure to vote your shares online described in the Notice of Internet Availability of Proxy Materials. You may also revoke your proxy by mail by requesting a copy be mailed to you, executing a subsequently dated proxy or voter instructions card, and mailing it in the pre-addressed envelope, which requires no additional postage if mailed in the United States. You may also revoke your proxy by your attendance and voting in person at the Annual Meeting. Mere attendance at the meeting will not revoke a proxy or voter instructions. We will vote the shares in accordance with the directions given in the last proxy or voter instructions submitted in a timely manner before the Annual Meeting. You may revoke your vote over the Internet until 11:59 pm, ET, on January 6, 2026. If you revoke your vote by mail, please be aware that we can recognize the revoked vote only if we receive it by close of business on the day before the Annual Meeting.

If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous meeting.

You are requested, regardless of the number of shares you own or your intention to attend the Annual Meeting, to vote your shares as described above.

Solicitation of Proxies

We will pay the expenses relating to the solicitation of proxies. We may solicit proxies by mail, and our officers and employees may solicit proxies personally or by telephone and will receive no extra compensation from such activities. We will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

Only one copy of this proxy statement, and/or Notice of Internet Availability of Proxy Materials, as applicable, will be delivered to an address where two or more stockholders reside with the same last name or who otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of the Annual Report, this proxy statement, and/or Notice of Internet Availability of Proxy Materials, as applicable, upon such request. If you share an address with at least one other stockholder, currently receive one copy of our annual report, proxy statement, and/or Notice of Internet Availability of Proxy Materials at your residence, and would like to receive a separate copy of our annual report, proxy statement, and Notice of Internet Availability of Proxy Materials for our future stockholder meetings, please follow the instructions for requesting materials indicated on the Notice of Internet Availability of Proxy Materials sent to your residence and specify this preference in your request.

If you share an address with at least one other stockholder and currently receive multiple copies of annual reports, proxy statements, or Notices of Internet Availability of Proxy Materials, and you would like to receive a single copy of annual reports, proxy statements, or Notices of Internet Availability of Proxy Materials, please follow the instructions for requesting materials indicated on the Notice of Internet Availability of Proxy Materials sent to you and specify this preference in your request.

Interest of Officers and Directors in Matters to Be Acted Upon

None of our officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting, except to the extent that a director is named as a nominee for election to the Board.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our Bylaws provide that our Board of Directors shall be comprised of not less than one (1) director nor more than nine (9) directors, and directors are elected annually at the annual stockholders meeting. The Board of Directors is currently comprised of seven (7) directors and will be comprised of seven (7) directors effective immediately following the election if all the nominees are elected.

The Board of Directors has nominated for election seven (7) persons as directors. Each nominee currently serves as one of our directors. All of the nominees have consented to serve as directors. If a nominee should not be available for election as contemplated, the proxy holders will vote for a substitute designated by the current Board of Directors. We are not aware of any nominee who will be unable or who will decline to serve as a director.

Directors Nominees

Director Nominee	Position/Title	Age*	Served From
Zhuoyu Li	Chairman of the Board of Directors	33	2017– Present

Jian Huang	Director	36	2021– Present

Xiaolai Li	Director	53	2021– Present

Cui Song	Director	39	2023– Present
	Audit Committee Member
	Compensation Committee Member
	Nominating Committee Member

Lianfu Liu	Director	86	2007– Present
	Chairman of the Nominating Committee
	Audit Committee Member
	Compensation Committee Member

Tianping Cai	Director	34	2025– Present
	Chairman of the Audit Committee
	Compensation Committee Member
	Nominating Committee Member

Jinjun Lu	Director	52	2017– Present
	Chairman of the Compensation Committee
	Audit Committee Member
	Nominating Committee Member

*	As of the date of this proxy statement.

For information as to the shares of our common stock beneficially owned by each nominee, see the section “Securities Ownership of Certain Beneficial Owners and Management”, and as to other Board matters, see the section “Board Information.”

The following are biographical summaries for our nominees for election as directors:

Zhuoyu Li, Chairman of the Board of Directors and Chief Executive Officer since 2017. Mr. Li was President of the Company until the death of his father, Tao Li, in December 2017, at which time he was appointed to serve as Chairman of the Board of Directors and Chief Executive Officer. Mr. Li has nine years of experience in agricultural industry. Prior to joining the Company, Mr. Li has served as Chief Operating Officer at the Company’s affiliate, 900LH.com Food Co., Ltd. (“900LH.com”) since January 2016. From January 2015 to January 2016, Mr. Li served as a senior manager at the international department of 900LH.com, where he helped to develop the international market. Mr. Li served as a senior manager at the customer center of 900LH.com from March 2013 through January 2015. He studied business at the University of Auckland in 2012. We believe Mr. Li’s practical experience from serving as President of the Company and with 900LH.com qualify him to serve as Chairman of the Board of Directors of the Company.

Jian Huang, Director. Mr. Huang is an experienced investor in blockchains and crypto currencies. In 2017, he founded ChainVC, a digital asset fund focusing on the blockchain industry, and invested in a series of blockchain companies and digital asset funds including BitFund. Mr. Huang received an EMBA degree from Guanghua School of Management of Peking University in 2018.

Xiaolai Li, Director. Mr. Li is the founding partner of INBlockchain Inc., a venture capital based in Beijing, China with a focus on blockchain assets. He has invested early-stage numerous blockchain projects, including Invictus Capital, Sia, ZCash, Steemit, EOS.io, and MoibileCoin. Mr. Li has managed multiple digital assets funds, including BitFund from 2013 to 2015. Mr. Li holds Bachelor of Arts degree in accounting from Changchun University.

Cui Song, Director, Audit Committee Member, Compensation Committee Member, and Nominating Committee Member. Ms. Song is an experienced marketing professional and entrepreneur. She has previously held the position of Regional Manager for the Chongqing area at Peking University Resources Company in Beijing. Additionally, Ms. Song is a co-founder of the Chinese children’s amusement brand – Wonderland. Ms. Song is an alumna of Zhejiang University of Media and Communications, where she graduated with a Bachelor’s degree in Journalism and Communication.

Tianping Cai, Director, Chairman of the Audit Committee, Compensation Committee Member and Nominating Committee Member. Mr. Cai has served as the Financial Director of Hong Kong Haoming International Group Limited, a medical device company based in Hong Kong, since 2024. From 2019 to 2023, he served as Director of Risk Management & Control at Sanya East Coast Real Estate Development Co., Ltd. Prior to that, from 2015 to 2019, he was an Internal Auditor at the same company. From 2013 to 2016, Mr. Cai was a Financial Accountant at Sanya Huali Real Estate Development Co., Ltd.

Lianfu Liu, Director, Chairman of Nominating Committee, Audit Committee Member and Compensation Committee Member. Mr. Liu has served as a director of our company since December 26, 2007. Mr. Liu has served as the Chairman of the China Green Food Association since 1998. From 1992 to 1998, Mr. Liu was a Director and Senior Engineer for the China Green Food Development Center. Prior to that, Mr. Liu was a Vice Director of the PRC Ministry of Agriculture. Mr. Liu graduated from Beijing Forestry University and studied soil conservation. We believe Mr. Liu’s experience in the agricultural industry in the PRC allows him to bring a unique perspective as an independent director of our company.

Jinjun Lu, Director, Chairman of Compensation Committee, Audit Committee Member and Nominating Committee Member. Mr. Lu is the co-founder of Shaanxi Jinfenghui Technology Co. Ltd (“Jinfenghui”) since he started in 2014. Drawing on years of entrepreneurial experience, Mr. Lu plans to grow Jinfenghui into one of the largest mobile terminal device manufacturers in northwestern China. At Jinfenghui, Mr. Lu oversees corporate growth plans, budgets capital expenditures, seeks investment funds, and designs marketing strategies for Jinfenghui products to penetrate target markets. Before founding Jinfenghui, in 1998 he founded Xinjiang Yongan Engineering Co. Ltd in Xinjiang Uyghur Autonomous Region, a provincial-level autonomous region of China in the northwest of the country. Earlier in the 1990s, Mr. Lu began his entrepreneurship career as a distributor for Lining-branded garment products in Henan Province, which he grew into the largest wholesale venture for Lining in the region. As a founder of several enterprises and a seasoned entrepreneur, Mr. Lu not only has executive experience in strategic management, marketing and sales, and technology, but also brings his experience as a founder from different industries.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the Meeting, either in person or by proxy, is required for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR THESE NOMINEES.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the record date, November 17, 2025, with respect to the beneficial ownership of our common stock, the sole outstanding class of our voting securities, by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) each executive officer and (iv) all executive officers and directors as a group.

As of November 17, 2025, an aggregate of 15,770,934. shares of our common stock were outstanding.

Title of Class	Name and Address of Beneficial Owners (1)	Amount and Nature of Beneficial Ownership		Percent of Class (2)

	Greater Than 5% Stockholders

Common Stock	Zhibiao Pan	3,403,999	(3)	21.6%
Common Stock	Jian Huang	1,314,286	(4)	8.33%
Common Stock	Jiao Shen	971,000		6.16%
Common Stock	Zhuoyu Li	937,033	(5)	5.9%
	Directors and Executive Officers

Common Stock	Zhuoyu Li President, Chief Executive Officer and Chairman of the Board	937,033	(5)	5.9%

Common Stock	Jian Huang Director	1,314,286	(4)	8.33%

Common Stock	Xiaolai Li Director	0		-- *

Common Stock	Cui Song Director	0		-- *

Common Stock	Lianfu Liu Director	10,083		-- *

Common Stock	Tianping Cai Director	0		-- *

Common Stock	Jinjun Lu Director	0		-- *

	All executive officers and directors as a group	2,261,402		14.23%

*	Represents a percentage that is less than 1%.

(1)	Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares and the address of such person is c/o Enlightify Inc., 3rd Floor, Borough A, Block A. No. 181, South Taibai Road, Xian, Shaanxi Province, People’s Republic of China 710065.

(2)	In determining the percent of common stock owned by the beneficial owners, (a) the numerator is the number of shares of common stock beneficially owned by such owner, including shares the beneficial ownership of which may be acquired, within 60 days upon the exercise of the options, if any, held by the owner; and (b) the denominator is the sum of (i) the total 15,770,934 shares of common stock outstanding as of Proxy Date, and (ii) the number of shares underlying the options, which such owner has the right to acquire upon the exercise of the options within 60 days (for those who have options), if any.

(3)	Held (i) 2,286,857 By Mr. Pan and his mother as sole trustees for Django Creek Trust, and (ii) 1,117,142 shares owned by P KEVIN HODL LTD, a British Virgin Islands company, which are beneficially owned by Mr. Pan

(4)	Held By Mr. Huang and his mother as sole trustees for Golden Peak Trust.

(5)	Includes 845,584 shares that Mr. Li inherited from the estate of his parents.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to our principal executive officer, our principal financial officer, and our other executive officers whose total compensation exceeded $100,000 during the fiscal year ended June 30, 2025. Accordingly, our “Named Executive Officers” are Mr. Zhuoyu Li, our Chairman and Chief Executive Officer, and Mr. Yongcheng Yang, our Chief Financial Officer.

Our Board established the Compensation Committee to assist with the analysis and determination of the compensation structure for our executive officers. Our Compensation Committee, consisting of three independent directors, reviews and approves, or in some cases recommends for the approval of the full Board, the annual compensation for our executive officers. Typically, management recommends to the Compensation Committee compensation package proposals based on prevailing compensation standards in our industry, which in turn reviews and approves such proposals. Our Compensation Committee may consult with the executive officers to form consensus on such packages. Our executive officers may discuss any disagreements and needed amendment to such proposals with our Compensation Committee before such proposals are finalized and approved by the Compensation Committee.

Compensation Objectives

Our compensation objectives are as follows:

●	We strive to provide competitive executive compensation programs that will help to attract highly qualified individuals necessary for our continued growth. Once an executive is hired, our goal is to retain and motivate them to achieve higher levels of performance and be appropriately rewarded for that effort.

●	Compensation and benefits are competitive with the local labor markets in which we compete, and focus also will be given to companies that operate in the agriculture, feed, and fertilizer industries. Peer companies will typically have annual revenues that are one-half to double that of us, for the purposes of compensation benchmarking.

●	We provide an executive compensation package consisting of base salary, incentives (short term & long term), and benefits that are consistent with similar positions at our recognized competitors. Each component addresses individual and company performance with a focus on long-term profitable growth and shareholder return, competitive conditions, and our overall financial performance.

●	All compensation programs are administered without regard to race, religion, national origin, color, sex, age, or disability, and adhere to all local laws and regulations.

Elements of Compensation

Base Salary

Our approach is to pay our executives a base salary that is competitive with those of other executive officers in similar positions and with similar responsibilities in our peer group of competitive companies. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance.

Stock-Based awards under the Equity Incentive Plan

In addition to base salary, the other key component of executive compensation we provide to our Named Executive Officers is equity-based compensation. In October 2009, our Board adopted our 2009 Equity Incentive Plan (the “2009 Equity Incentive Plan”, “2009 Incentive Plan”, or “2009 Plan”), which was approved by our shareholders at our annual shareholders meeting in December 2009.  In August 2023, our Board adopted our 2023 Equity Incentive Plan (the “2023 Equity Incentive Plan”, “2023 Incentive Plan”, or “2023 Plan”), which was approved by our shareholders at our annual shareholders meeting in November 2023. The 2009 Plan and 2023 Plan give us the ability to grant stock options, stock appreciation rights (SARs), restricted stock and other stock-based awards to employees or consultants of our company or of any subsidiary of our company and to non-employee members of our advisory board or our Board or the board of directors of any of our subsidiaries. The Board and the Compensation Committee believe the ability to grant restricted stock, stock options and make other stock-based awards under the Plan is an important factor in attracting, stimulating, and retaining qualified and distinguished personnel with proven ability and vision to serve as employees, officers, consultants or members of the Board or advisory board of our company and our subsidiaries, and to chart our course towards continued growth and financial success.

Employee Stock Purchase Plan

On August 9, 2012 the Board adopted the Company’s 2012 Employee Stock Purchase Plan (the “ESPP”), which became effective as of such date. The Board adopted the Company’s Third Amended and Restated Employee Stock Purchase Plan (the “Restated ESPP”) on May 15, 2015. The Restated ESPP reserved a total of 3,750,000 shares of Common Stock, including 1,250,000 shares of Common Stock that was increased the third time. Shareholder approval is not required with respect to the issuance under the ESPP pursuant to Sections 303A.08 or 312.03 of the NYSE Listed Company Manual. The ESPP has been delegated to be administered by the Compensation Committee since October 19, 2012. Any employee of the Company or any parent (if any) and subsidiary corporation of the Company (the “Affiliate”), who is not a natural person resident in the United States, who has been in the employ of the Company or any Affiliate for such continuous period as required by the Board preceding the grant of rights under the ESPP is eligible to participate in the ESPP during the applicable offering period, subject to administrative rules established by the Compensation Committee.

The ESPP is implemented by sequential offerings, the commencement and duration of which are determined by the Compensation Committee. The purchase price at which each share of Common Stock may be acquired in an offering period upon the exercise of all or any portion of a purchase right are established by the Compensation Committee. However, the purchase price on each purchase date shall not be less than the fair market value of a share of Common Stock on the purchase date.

Retirement or Pension Benefits

Currently, we do not provide any company sponsored retirement benefits to any employee, including the Named Executive Officers.

Deferred Compensation

We do not have any qualified or nonqualified deferred compensation plans.

Perquisites

Historically, we have provided our Named Executive Officers with minimal perquisites and other personal benefits that we believe are reasonable. We do not view perquisites as a significant component of compensation, but do believe they can be useful in attracting, motivating and retaining the executive talent for which we compete. We believe that these additional benefits assist our Named Executive Officers in performing their duties and provide time efficiencies for them. It is expected that our historical practices regarding perquisites will continue and will be subject to periodic review by our Board.

Compensation Committee Report on Executive Compensation

The following report has been submitted by the Compensation Committee of our Board of Directors:

The Compensation Committee of our Board of Directors has reviewed and discussed our Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our definitive proxy statement on Schedule 14A for our annual meeting for fiscal year ended June 30, 2025, as filed with the Commission.

Compensation Committee of the Board of Directors Respectfully submitted,

/s/ Jinjun Lu, Chairman of the Compensation Committee
/s/ Daqing Zhu, member of the Compensation Committee
/s/ Lianfu Liu, member of the Compensation Committee
/s/ Cui Song, member of the Compensation Committee

The foregoing Compensation Committee Report does not constitute soliciting material or to be “filed” with the Commission or subject to Regulation 14A or 14C (17 CFR 240.14a-1 through 240.14b-2 or 240.14c-1 through 240.14c-101), other than as provided in Item 407 of Regulation S-K, or to the liabilities of section 18 of the Exchange Act (15 U.S.C. 78r) and shall not be deemed filed or incorporated by reference into any other filing of our company under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this Compensation Committee Report by reference therein.

Summary of Executive Compensation

The following table sets forth information concerning cash and non-cash compensation we and/or Jinong paid to our principal executive officer and our other most highly paid executive officer (the “named executive officers”) for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000 during each of the three fiscal years ended June 30, 2025 and 2024.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Zhuoyu Li	June 30, 2025	$300,000	$96,000	—	—	—	—	—	$396,000
CEO and Chairman	June 30, 2024	$300,000	$96,000	—	—	—	—	—	$396,000

Yongcheng Yang	June 30, 2025	$180,000	$50,400	—	—	—	—	—	$230,400
CFO	June 30, 2024	$180,000	$50,400	—	—	—	—	—	$230,400

(1)	The amounts reported in this column reflect the fair value on the grant date of the restricted stock awards granted to our Named Executive Officers. These values are determined by multiplying the number of shares granted by the closing price of our common stock on the trading day immediately preceding the grant date. The dollar amounts do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our Named Executive Officers.

The Company has not used a compensation consultant to determine or recommend the amount or form of executive or director compensation but its management believes that its executive officer compensation package is comparable to similar businesses in our location of operations.

Grants of Plan-Based awards

There were no grants of Plan-Based awards to Named Executive Officers during the year ended June 30, 2025.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based awards Table

Employment Agreements

Zhuoyu Li. Pursuant to an Employment agreement between the Company and Zhuoyu Li when he was appointed by the Board of Directors effective May 19, 2016, Mr. Li received an annual base salary of $100,000 and a bonus up to 40% for serving as the Company’s President. In addition, Mr. Li receives stock awards to be determined when the Company grants the awards to directors and officers under the Company’s 2009 Equity Incentive Plan, as amended. The initial term of the employment agreement is one year, which is automatically extended for additional one-year terms unless either party provides written notice of termination sixty (60) days prior to the end of the prior term. On December 18, 2017, following the death of Tao Li, the Company’s Board of Directors appointed the Company’s President, Mr. Zhuoyu Li, as its new Chairman and CEO. For serving as the Company’s Chairman and CEO, Mr. Zhuoyu Li receives the same compensation of Mr. Tao Li. In total, Mr. Zhuoyu Li receives an annual base salary of $300,000 with a bonus of up to 40% and stock awards under the Company’s 2009 Equity Incentive Plan.

Yongcheng Yang. Subsequent to the periods covered by this Report, on December 19, 2017, the Company entered into an Employment Agreement with Mr. Yongcheng Yang effective as of December 19, 2017. Pursuant to the terms of the Employment Agreement, Mr. Yang will serve as our Chief Financial Officer for a term of one year at an annual salary of $180,000. Mr. Yang is eligible for a yearly bonus at the discretion of our Board of Directors. The Employment Agreement will be automatically extended for additional one-year terms unless either party provides a written notice of termination sixty (60) days prior to the end of the prior term. Either party may terminate the Employment Agreement upon thirty (30) days written notice, or, at our discretion, we may terminate the Employment Agreement immediately and substitute thirty (30) days salary in lieu of written notice. In the event of a breach of the Employment Agreement by Mr. Yang, or in the event Mr. Yang is terminated for “cause” (as defined therein), the Employment Agreement may be terminated immediately without notice and without further payments.

With respect to all restricted stock grants disclosed herein, if we terminate the grantee’s employment or affiliation with us for any reason, all unvested portions of such restricted stock grants are forfeited. Any shares of restricted stock that do not vest for failure to meet the requisite performance targets will also be forfeited.

With respect to all non-qualified stock option grants disclosed herein, if we terminate the grantee’s employment or affiliation with us for any reason, all unvested options are forfeited. If the grantee’s employment or affiliation with us is terminated voluntarily by the grantee or by us for cause, all vested options are also terminated. In the event we terminate the grantee’s employment or affiliation with us without cause, the grantee has the lesser of ninety (90) days or the remaining term of the option to exercise any vested options. If we terminate the grantee’s employment or affiliation with us due to death or disability, the grantee has the lesser of twelve (12) months or the remaining term of the option to exercise any vested options. In the case of non-qualified options subject to performance-based vesting, any options which do not vest for failure to meet the requisite performance targets will be forfeited.

Outstanding Equity awards at Fiscal Year End

None

Option Exercises and Stock Vested During the Fiscal Year

None

Securities Authorized for Issuance Under Equity Compensation Plans

On October 27, 2009, our Board of Directors (the “Board”) adopted the Company’s 2009 Plan. On December 11, 2009, our stockholders approved the 2009 Plan. The Incentive Plan gives us the ability to grant stock options, stock appreciation rights (SARs), restricted stock and other stock-based awards to our employees, consultants and to non-employee members of our advisory board or our Board or the board of directors of any of our subsidiaries. On October 3, 2012, October 25, 2013, and May 15, 2015, our Board approved the Amendment to increase the shares covered by the 2009 Plan by three million shares. On April 23, 2019, our Board approved the fourth Amendment to increase the shares covered by the 2009 Plan by 3.9 million shares and an extension of the Plan for an additional ten years. All four Amendments were approved by our stockholders on the annual meetings held on December 15, 2012, December 22, 2013, June 30, 2015, and June 22, 2019, respectively. On August 10, 2023, the Board adopted the Company’s 2023 Plan, and our stockholders approved the 2023 Plan in the annual meeting was hold on November 7, 2023. On April 25, 2025, the Board approved the Amendment of the Company’s 2023 Plan, which is subject to the approval by our stockholders under Proposal 2 in the forthcoming annual meeting to be held on January 8, 2026.

Payments upon Termination or Change-in-Control

The following table reflects amounts payable to our Named Executive Officers (1) assuming their employment was terminated without cause on June 30, 2024, and (2) assuming a change in control on June 30, 2025.

Name	Termination Without Cause(1)	Change in Control(2)
Zhuoyu Li	$25,000	$—

(1)	Represents the payment made pursuant to contractual agreements with the Named Executive Officer as described below in this subsection.
(2)	Amounts in this column reflect the value of unvested restricted stock that would be accelerated upon a change of control. The amounts are calculated based on the closing market price of a share of our common stock on June 30, 2025, i.e., $2.02 per share, multiplied by the number of unvested shares.

Termination Clauses in Employment Agreements

Zhuoyu Li. Pursuant to the terms of Mr. Li’s employment agreement with Jinong, Jinong may terminate Mr. Li’s employment for any reason upon 30 days prior written notice, in which case no termination payment is due. Alternatively, Jinong may terminate his employment immediately upon the payment of one month’s salary. In the case of termination for cause as defined therein, we may terminate Mr. Li’s employment immediately without pay.

Change in Control Provisions

In the event of a change in control of our company, and except as otherwise set forth in the applicable award agreement, all unvested portions of awards shall vest immediately. awards, whether or not then vested, shall be continued, assumed, or have new rights as determined by our Compensation Committee or a committee of the Board designated to administer the Plan, and restrictions to which any shares of restricted stock or any other award granted prior to the change in control are subject shall not lapse. awards shall, where appropriate at the discretion of the Committee, receive the same distribution of our common stock on such terms as determined by the Compensation Committee. Upon a change in control, the Committee may also provide for the purchase of any awards for an amount of cash per share of common stock issuable under the award equal to the excess of the highest price per share of our common stock paid in any transaction related to a change in control of our company over the exercise price of such award.

Director Compensation

The following table sets forth information concerning cash and non-cash compensation we paid to our directors during the fiscal year ended June 30, 2025.

Name	Fees Earned or Paid in Cash ($)	Stock awards ($)	Option awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Daqing Zhu	$26,000	$—	—	—	—	—	26,000
Lianfu Liu	$26,000	$—	—	—	—	—	26,000
Jinjun Lu	$18,000	$—	—	—	—	—	18,000
Cui Song	$18,000	—	—	—	—	—	18,000
Xiaolai Li	$300,000	—	—	—	—	—	300,000
Jian Huang	$300,000	—	—	—	—	—	300,000

The directors will also be reimbursed for all of their out-of-pocket expenses in traveling to and attending meetings of the Board and committees on which they serve.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during the fiscal year ended June 30, 2025 were Jinjun Lu, Daqing Zhu, Lianfu Liu and Cui Song. During the fiscal year ended June 30, 2025:

●	none of the members of the Compensation Committee was an officer (or former officer) or employee of our company or any of its subsidiaries;

●	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which we were a participant and the amount involved exceeded $120,000;

●	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;

●	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and

●	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board.

Equity Grant Processes and Timing

The Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information (“MNPI”), and the Company does not time the release of MNPI based upon grant dates of equity. Equity awards made to executive officers are approved by the Compensation Committee. In the event MNPI becomes known to the Compensation Committee before granting an equity award, the Compensation Committee will consider such information and use its business judgment to determine whether to delay the grant of equity to avoid any appearance of impropriety. The Company did not grant equity awards to any Named Executive Officer during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company current report on Form 8-K that disclosed any MNPI during fiscal 2025.

CORPORATE GOVERNANCE

Independence of the Board of Directors

Our Board is currently composed of seven (7) members. Although the Company’s securities are no longer listed on the NYSE, the Company has determined to adopt a policy to utilize the standards of the New York Stock Exchange (“NYSE”) on independence of the Board of Directors for the time being, although the Company reserves the right to change this policy at any time. Accordingly, the Company believes that Jinjun Lu, Tianping Cai, Lianfu Liu and Cui Song qualify as independent directors in accordance with the published listing requirements of the NYSE. The NYSE independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, , our Board has made an affirmative determination as to each independent director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us regarding each director’s business and personal activities as they may relate to us and our management. Our directors hold office until their successors have been elected and qualified or their earlier death, resignation, or removal.

Board Meetings

The Board held seven meetings, by telephone, in the fiscal year ended June 30, 2025. In addition, the Board unanimously approved eight written consents on matters between meetings. During the fiscal year ended June 30, 2025, each incumbent director attended at least 75% of the aggregate number of meetings of the Board and applicable committee meetings (held during the period for which he or she was a director) on which he or she served. We do not have a formal policy regarding attendance by members of the Board at the annual meeting of stockholders, but we encourage all members of the Board to attend the meeting.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Except as set forth in our discussion above, none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Board Committees

Our Board of Directors has established the following three standing committees which, pursuant to delegated authority, perform various duties on behalf of and report to the Board of Directors: (i) Audit Committee, (ii) Compensation Committee and (iii) Nominating Committee. From time to time, the Board of Directors may establish other committees.

Audit Committee

The Audit Committee is responsible for: (i) overseeing the corporate accounting and financial reporting practices; (ii) recommending the selection of our independent registered public accounting firm; (iii) reviewing the extent of non-audit services to be performed by the auditors; and (iv) reviewing the disclosures made in our periodic financial reports. The members of the Audit Committee are currently Messrs. Tianping Cai, Jinjun Lu, Lianfu Liu, and Cui Song, each of whom is an independent director within the meaning of Rule 10A-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board has determined that Mr. Cai qualifies as an Audit Committee Financial Expert under applicable SEC Rules. The Chairman of the Audit Committee is Mr. Cai. The Audit Committee held three meetings during the fiscal year ended June 30, 2025. The Audit Committee carries out its responsibilities in accordance with the terms of its Audit Committee Charter, a copy of which was attached as Annex A to our Definitive Proxy Statement on Schedule 14A for our 2010 Annual Meeting, filed with the SEC on October 28, 2010, and is also available on our website at www.cgagri.com.

Compensation Committee

The Compensation Committee determines matters pertaining to the compensation of executive officers and other significant employees and administers our stock and incentive plans. The members of the Compensation Committee are Messrs. Jinjun Lu, Lianfu Liu, Tianping Cai and Cui Song. The Chairman of the Compensation Committee is Mr. Lu. The Compensation Committee held three meetings during the fiscal year ended June 30, 2025. Each of the members of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and an “outside director” within the meaning of Section 162(m) under the Internal Revenue Code. The Compensation Committee carries out its responsibilities pursuant to a written charter, a copy of which was attached as Annex C to our Definitive Proxy Statement on Schedule 14A for our 2009 annual meeting, filed with the SEC on October 28, 2009, and is also available on our website at www.cgagri.com.

Nominating Committee

The Nominating Committee identifies and nominates candidates to serve on our Board. The members of the Nominating Committee are Messrs. Jinjun Lu, Lianfu Liu, Tianping Cai and Cui Song. The Chairman of the Nominating Committee is Mr. Liu. The Nominating Committee held two meetings during the fiscal year ended June 30, 2025. A copy of our Nominating Committee Charter was attached as Annex B to our Definitive Proxy Statement on Schedule 14A for our 2010 annual meeting, filed with the SEC on October 28, 2010, and is also available on our website at www.cgagri.com. See “Director Nominations” below for the procedures for the nomination of directors.

Board Leadership Structure and Board’s Role in the Oversight of Risk Management

Our Board believes it is important to select our Chairman and our Chief Executive Officer in the manner it considers in the best interests of our company at any given point in time. Due to Mr. Li’s substantial experience in the industry, our Board has determined that the most effective leadership structure for our company is for Mr. Li to serve as both our Chairman and Chief Executive Officer. Our Board benefits from the Chairman having direct knowledge of the operations of, and opportunities and challenges facing, our business on a regular and company-wide basis. Mr. Li’s combined role as Chairman and Chief Executive Officer fosters greater communication between the Board and management and provides unified leadership for carrying out our company’s strategic initiatives and business plans.

To counterbalance the potential for ineffective Board oversight, we have adopted a governance structure that includes: (i) a designated lead independent director; (ii) annual elections of directors by a majority of votes cast at the annual meeting of stockholders; (iii) committees composed entirely of independent directors; and (iv) established corporate governance and ethics guidelines. Our Board appointed Mr. Lianfu Liu to serve as the Board’s lead independent director. The lead independent director acts as an intermediary between the Board and senior management. Among other things, the lead independent director is responsible for facilitating communication among directors and between the Board and the Chief Executive Officer, working with the Chief Executive Officer to provide an appropriate information flow to the Board, and chairing executive sessions of the independent directors. Executive sessions of our independent directors occur following regularly scheduled quarterly audit committee meetings, and at such other times as the independent directors deem appropriate. However, the Board recognizes that circumstances may change over time and as they do, changes to the leadership structure may be warranted.

The Board has an active role, directly and through its committees, in the oversight of our risk management efforts. The Board carries out this oversight role through several levels of review. The Board regularly reviews and discusses with members of management information regarding the management of risks inherent in the operations of our businesses and the implementation of our strategic plan, including our risk mitigation efforts.

In accordance with corporate governance standards of the NYSE, the Audit Committee charter assigns to that committee the responsibility to review our policies and practices with respect to risk assessment and risk management, including major financial risk exposures, and the steps management has taken to monitor and control such exposures. Additionally, each of the Board’s committees also oversees the management of our risks that are under each committee’s areas of responsibility. For example, the Audit Committee oversees management of accounting, auditing, external reporting, internal controls, and cash investment risks. The Nominating Committee oversees our compliance policies, Code of Conduct, conflicts of interests, director independence and corporate governance policies. The Compensation Committee oversees risks arising from compensation practices and policies. In this manner the Board is able to coordinate its risk oversight.

Director Nominations

The Nominating Committee recommends director candidates and will consider for such recommendation director candidates proposed by management, other directors and stockholders. All director candidates will be evaluated based on the criteria identified below, regardless of the identity of the individual or the entity or person who proposed the director candidate.

The selection of director nominees includes consideration of factors deemed appropriate by the Corporate Governance and Nominating Committee and the Board. We may engage a firm to assist in identifying, evaluating, and conducting due diligence on potential board nominees. Factors will include integrity, achievements, judgment, intelligence, personal character, any prior contact or relationship between a candidate and a current or former director or officer of our company, the interplay of the candidate’s relevant experience with the experience of other Board members, the willingness of the candidate to devote adequate time to Board duties and the likelihood that he or she will be willing and able to serve on the Board for a sustained period. The Corporate Governance and Nominating Committee will consider the candidate’s independence, as defined by the rules of the SEC. In connection with the selection, due consideration will be given to the Board’s overall balance of diversity of perspectives, backgrounds, and experiences. Experience, knowledge, and skills to be represented on the Board include, among other considerations, financial expertise (including an “audit committee financial expert” within the meaning of the SEC’s rules), financing experience, related industry experience, strategic planning, business development, and community leadership.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees and officers, and the members of our Board of Directors, which was amended and restated in 2010. The Amended and Restated Code of Ethics (the “Code of Ethics”) is available on our website at www.cgagri.com. Printed copies are available upon request without charge. Any amendment to or waiver of the Code of Ethics will be disclosed on our website promptly following the date of such amendment or waiver.

Insider Trading Compliance Policy.

We have adopted insider trading policies and procedures applicable to our directors, officers, employees, and other covered persons, and have implemented processes for the Company, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards. Our Insider Trading Compliance Policy provides that no officer, director or employee or any entities they control may purchase, acquire or sell (or contract to purchase, acquire or sell) any type of security while in possession of material, non-public information relating to the security or the issuer of the security (whether or not the issuer of the security is the Company). This includes a put option, a call option or a short sale, or engaging in hedging transactions, In addition, the prohibitions under our Insider Trading Compliance Policy do not apply to certain transactions, such as the exercise of stock options and/or the surrender of shares to the Company in payment of the exercise price or in satisfaction of any tax withholding obligations, pursuant to the applicable equity incentive plan or award agreement; such exceptions are only permitted to the extent they do not involve a market sale of the Company’s securities

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines applicable to the management of our company, a copy of which is available on our website at www.cgagri.com. Printed copies are available upon request without charge.

Certain Relationships and Related Transactions

As of June 30, 2025, and June 30, 2024, the amount due to related parties was $5,886,036 and $5,511,053, respectively. As of June 30, 2025, and June 30, 2024, $977,130 and $962,500, respectively were amounts that Gufeng borrowed from a related party, Xi’an TechTeam Science & Technology Industry (Group) Co. Ltd., a company controlled by Mr. Zhuoyu Li, Chairman and CEO of the Company, representing unsecured, non-interest-bearing loans that are due on demand. These loans are not subject to written agreements. As of June 30, 2025, and June 30, 2024, $2,386,619 and $2,336,693, respectively were advances from Mr. Zhuoyu Li, Chairman and CEO of the Company. The advances were unsecured and non-interest-bearing. As of June 30, 2025, and June 30, 2024, $310,000 and $0, respectively were advances from Mr. Zhibiao Pan, the former Co-CEO of the Company. The advances were unsecured and non-interest-bearing.

On July 1, 2024, Jinong renewed the office rental agreement with Kingtone Information Technology Co., Ltd. (“Kingtone Information”), of which Mr. Zhuoyu Li, Chairman and CEO of the Company, served as Chairman. Pursuant to the rental agreement, Jinong rented 612 square meters (approximately 6,588 square feet) of office space from Kingtone Information. The rental agreement provides for a two-year term effective as of July 1, 2024 with monthly rent of RMB28,000 (approximately $3,909).

Procedures for Approval of Related Party Transactions

In November 2010, we adopted a written Related Party Transactions Policy (the “Policy”). According to the Policy, a “Related Party Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) are, were or will be a participant and the amount involved exceeds $120,000, and in which any related party had, has or will have a direct or indirect “material” interest. The Policy’s definition of a “Related Party” is in line with the definition set forth in the instructions to Item 404(a) of Regulation S-K promulgated by the SEC.

Under the Policy, our Chief Financial Officer is responsible for determining whether a proposed transaction, as submitted by a Related Party is a Related Party Transaction that requires the consideration and discussion of the Audit Committee. The Audit Committee is responsible for evaluating and assessing a proposed transaction based on the facts and circumstances including those listed in the Policy, including comparing the terms of the proposed transaction and the terms available to unrelated third parties or to employees generally. The Policy states that the Audit Committee shall approve only those Related Party Transactions that are in, or are not inconsistent with, the best interests of our company and our stockholders. No member of the Audit Committee shall participate in any review, consideration or approval of any Related Party Transaction in which he or she or any immediate family member directly or indirectly is involved.

In the event that we become aware of a Related Party Transaction that has not been previously approved under the Policy, such transaction will be presented to the Audit Committee. A Related Party Transaction entered into without pre-approval of the Audit Committee shall not be deemed to violate the Policy, or be invalid or unenforceable, so long as the transaction is brought to the Audit Committee as promptly as reasonably practical after it is entered into and is subsequently ratified by the Audit Committee.

Family Relationships

There is no family relationship among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers was involved in any legal proceedings during the last 10 years as described in Item 401(f) of Regulation S-K.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. The Reporting Persons are also required to furnish us with copies of all such reports. Based solely on our review of the reports received by us, we believe that, during the year ended June 30, 2023, our directors, executive officers, and holders of ten percent (10%) or more of our common stock complied with Section 16(a) filing requirements applicable to them.

Communications with the Board

Interested parties may communicate with any of our directors, our Board as a group, our independent directors as a group or any committees of the Board by sending an e-mail to the Board of Directors, at nonmgtdirectors@cgagri.com and indicating the intended recipient in the subject line, or by writing to Board of Directors, Enlightify Inc., 3rd Floor, Borough A, Block A. No. 181, South Taibai Road, Xian, Shaanxi Province, People’s Republic of China 710065. The Board has given secretary to the Board of Directors the discretion to distribute communications to the director or directors, after ascertaining whether the communications are appropriate to the duties and responsibilities of the Board. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities will be forwarded to the appropriate employee within our company. Solicitations, junk email and obviously frivolous or inappropriate communications will not be forwarded. You will receive a written acknowledgement from the Secretary to the Board upon receipt of your communication.

Audit Fees

The aggregate fees billed by GAO CPA Firm for professional services rendered for the audit of our annual financial statements included in our Annual Reports on Form 10-K, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, for our Sarbanes-Oxley Act of 2002 compliance audit, and for services in connection with statutory and regulatory filings or engagements were $300,000 and $270,000 for the fiscal years ended June 30, 2025 and 2024, respectively.

Audit-Related Fees

We did not incur any audit-related fees during the last two fiscal years.

Tax Fees

We did not engage our principal accountants to provide tax or related services during the last two fiscal years.

All Other Fees

We did not engage our principal accountants to render services to us during the last two fiscal years, other than as reported above.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our Audit Committee to assure that such services do not impair the auditors’ independence from us. In accordance with its policies and procedures, the Audit Committee pre-approved the audit service performed by GAO CPA Firm for our consolidated financial statements as of and for the year ended June 30, 2025.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is comprised of four non-employee directors, each of whom has been determined by the Board to be “independent” under the meaning of Rule 10A-3(b)(1) under the Exchange Act. Mr. Daqing Zhu, who served on the Audit Committee as of the date of the report of the Audit Committee, qualified as a financial expert within the meaning of Item 401(h) of SEC Regulation S-K. The Audit Committee assists the Board’s oversight of the integrity of our financial reports, compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, the audit process, and internal controls. The Audit Committee operates pursuant to a written charter adopted by the Board. The Audit Committee is responsible for overseeing our corporate accounting and financial reporting practices, recommending the selection of our independent registered public accounting firm, reviewing the extent of non-audit services to be performed by the auditors, and reviewing the disclosures made in our periodic financial reports. The Audit Committee also reviews and recommends to the Board that the audited financial statements be included in our Annual Report on Form 10-K.

The Audit Committee: (1) reviewed and discussed the audited financial statements for the year ended June 30, 2025, with management; (2) discussed with the independent auditors the matters required to be discussed by SAS 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (3) received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant its independence.

Based on the review and discussions referred to above, the Audit Committee had recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, for filing with the SEC.

Audit Committee of the Board of Directors

Respectfully submitted,

/s/ Daqing Zhu, Chairman of the Audit Committee
/s/ Jinjun Lu, member of the Audit Committee
/s/ Lianfu Liu, member of the Audit Committee
/s/ Cui Song, member of the Audit committee

The foregoing Audit Committee Report does not constitute soliciting material or to be “filed” with the Commission or subject to Regulation 14A or 14C (17 CFR 240.14a-1 through 240.14b-2 or 240.14c-1 through 240.14c-101), other than as provided in Item 407 of Regulation S-K, or to the liabilities of section 18 of the Exchange Act (15 U.S.C. 78r) and shall not be deemed filed or incorporated by reference into any other of our filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this Audit Committee Report by reference therein.

PROPOSAL 2

AMENDMENT OF THE 2023 EQUITY INCENTIVE PLAN

Our Board of Directors, acting upon the recommendation of the Compensation Committee, has approved the Amendment to the Company’s 2023 Equity Incentive Plan (the “Plan”) for an increase in the number of authorized shares of common stock under the Plan (the “Amendment”). Our Board of Directors has recommended that the Amendment be approved by the Company’s stockholders.

Increase in Shares Available. On August 10, 2023, the Board adopted the Company’s 2023 Plan, which was approved by our stockholders at our annual stockholders meeting on November 7, 2023, under which 2.7 million shares of the Company’s common stock were reserved for issuance. On April 25, 2025, our Board of Directors adopted and approved the Amendment to the Plan, subject to stockholder approval. The purpose of the Amendment is to increase the number of shares of the Company’s common stock available for issuance thereunder by another 3 million shares, to 5.7 million.

Pursuant to Section 1.5 of the Plan, the maximum number of shares of common stock of the Company that are currently available for issuance under the Plan is 2.7 million. As of September __, 2025, we have issued shares of restricted stock or stock options to purchase shares of common stock in an aggregate of 2.7 million shares, so there are no shares of common stock available for issuance under the Plan.

The Compensation Committee of our Board of Directors has reviewed the Plan and determined that the Plan requires additional available shares for issuance to provide flexibility with respect to stock-based compensation that the Compensation Committee believes is necessary to establish appropriate long-term incentives to achieve our objectives. Our Board of Directors believes that it is advisable to increase the 2.7 million share limit to 5.7 million shares in order to attract and compensate employees, officers, directors and other eligible participants upon whose judgment, initiative and effort we depend. The issuance of awards under the Plan to these eligible participants is designed to align the interests of such participants with those of our stockholders.

The proposed Amendment to the Plan increases the number of shares of common stock that may be issued as awards under the Plan by 3 million shares, or approximately 19% of the approximately 16 million shares of common stock outstanding as of September __, 2025. As amended, the Plan will continue to provide that all of the shares authorized for issuance (including the increased shares) may be granted as incentive stock options and the Plan will also continue to provide for appropriate adjustments in the number of shares in the event of a stock dividend, recapitalization, merger or similar transaction.

The following is a summary of the principal features of the Plan.

Shares Available

Our Board of Directors has authorized, subject to stockholder approval, add an additional 3 million shares of our common stock for issuance under the Plan. In the event of any stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, spin-off, split-up, reorganization, rights offering, liquidation, or any similar change event of or by our company, appropriate adjustments will be made to the shares subject to the Plan and to any outstanding awards. Shares available for awards under the Plan may be either newly-issued shares or treasury shares.

In certain circumstances, shares subject to an outstanding award may again become available for issuance pursuant to other awards available under the Plan. For example, shares subject to forfeited, terminated, canceled or expired awards will again become available for future grants under the Plan. In addition, shares subject to an award that are withheld by us to satisfy tax withholding obligations shall also be made available for future grants under the Plan.

Administration

The Plan is administered by a committee of our Board of Directors appointed by our Board of Directors to administer the Plan or if such a committee is not appointed or unable to act, then our entire Board of Directors (the “Committee”). The Committee is to consist of at least two members who are non-employee directors within the meaning of Rule 16b-3 under the Exchange Act. With respect to the participation of individuals who are subject to Section 16 of the Exchange Act, the Plan is administered in compliance with the requirements of Rule 16b-3 under the Exchange Act. In the event that the Compensation Committee of the Board (“Compensation Committee”) meets the requirements stated above, such Compensation Committee will be the Committee under the Plan unless otherwise determined by the Board. Subject to the provisions of the Plan, the Committee determines the persons to whom grants of options, SARs and shares of restricted stock are to be made, the number of shares of common stock to be covered by each grant and all other terms and conditions of the grant. If an option is granted, the Committee determines whether the option is an incentive stock option or a nonstatutory stock option, the option’s term, vesting and exercisability, the amount and type of consideration to be paid to our company upon the option’s exercise and the other terms and conditions of the grant. The terms and conditions of restricted stock and SAR awards are also determined by the Committee. The Committee has the responsibility to interpret the Plan and to make determinations with respect to all awards granted under the Plan. All determinations of the Committee are final and binding on all persons having an interest in the Plan or in any award made under the Plan. The costs and expenses of administering the Plan are borne by the Company.

Eligibility

Eligible individuals include our and our subsidiaries’ employees (including our and our subsidiaries’ officers and directors who are also employees) or consultants whose efforts, in the judgment of the Committee, are deemed worthy of encouragement to promote our growth and success. Non-employee directors of our Board of Directors are also eligible to participate in the Plan. All eligible individuals may receive one or more awards under the Plan, upon the terms and conditions set forth in the Plan. There is no assurance that an otherwise eligible individual will be selected by the Committee to receive an award under the Plan. Because future awards under the Plan will be granted in the discretion of the Committee, the type, number, recipients and other terms of such awards cannot be determined at this time.

Stock Options and SARs

Under the Plan, the Committee is authorized to grant both stock options and SARs. Stock options may be either designated as non-qualified stock options or incentive stock options. Incentive stock options, which are intended to meet the requirements of Section 422 of the Internal Revenue Code such that a participant can receive potentially favorable tax treatment, may only be granted to employees. Therefore, any stock option granted to consultants and non-employee directors are non-qualified stock options. The tax treatment of incentive and non-qualified stock options is generally described later in this summary. SARs may be granted either alone or in tandem with stock options. A SAR entitles the participant to receive the excess, if any, of the fair market value of a share on the exercise date over the strike price of the SAR. This amount is payable in cash, except that the Committee may provide in an award agreement that benefits may be paid in shares of our common stock. In general, if a SAR is granted in tandem with an option, the exercise of the option will cancel the SAR, and the exercise of the SAR will cancel the option. Any shares that are canceled will be made available for future awards. The Committee, in its sole discretion, determines the terms and conditions of each stock option and SAR granted under the Plan, including the grant date, option or strike price (which, in no event, will be less than the par value of a share), whether a SAR is paid in cash or shares, the term of each option or SAR, exercise conditions and restrictions, conditions of forfeitures, and any other terms, conditions and restrictions consistent with the terms of the Plan, all of which will be evidenced in an individual award agreement between us and the participant.

Certain limitations apply to incentive stock options and SARs granted in tandem with incentive stock options. The per share exercise price of an incentive stock option may not be less than 100% of the fair market value of a share of our common stock on the date of the option’s grant and the term of any such option shall expire not later than the tenth anniversary of the date of the option’s grant. In addition, the per share exercise price of any option granted to a person who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power or value of all classes of our stock must be at least 110% of the fair market value of a share of our common stock on the date of grant and such option shall expire not later than the fifth anniversary of the date of the option’s grant.

Options and SARs granted under the Plan become exercisable at such times as may be specified by the Committee. In general, options and SARs granted to participants become exercisable in three equal annual installments, subject to the optionee’s continued employment or service with us. However, the aggregate value (determined as of the grant date) of the shares subject to incentive stock options that may become exercisable by a participant in any year may not exceed $100,000. If a SAR is granted in tandem with an option, the SAR will become exercisable at the same time or times as the option becomes exercisable.

Except as otherwise set forth in the award agreement, options shall expire after a term of five years. However, the maximum term of options and SARs granted under the Plan is ten years. If any participant terminates employment due to death or disability or retirement, the portion of his or her option or SAR awards that were exercisable at the time of such termination may be exercised for one year from the date of termination. In the case of any other termination, the portion of his or her option or SAR awards that were exercisable at the time of such termination may be exercised for three months from the date of termination. However, if the remainder of the option or SAR term is shorter than the applicable post-termination exercise period, the participant’s rights to exercise the option or SAR will expire at the end of the term. In addition, if a participant’s service terminates due to cause, all rights under an option or SAR will immediately expire, including rights to the exercisable portion of the option or SAR. Shares attributable to an option or SAR that expire without being exercised will be forfeited by the participant and will again be available for award under the Plan.

Unless limited by the Committee in an award agreement, payment for shares purchased pursuant to an option exercise may be made (i) in cash, check or wire transfer, (ii) subject to the Committee’s approval, in shares already owned by the participant (including restricted shares held by the participant at least six months prior to the exercise of the option) valued at their fair market value on the date of exercise, or (iii) through broker-assisted cashless exercise procedures.

Restricted Stock

Under the Plan, the Committee is also authorized to make awards of restricted stock. A restricted stock award entitles the participant to all of the rights of a stockholder of our company, including the right to vote the shares and the right to receive any dividends. However, the Committee may require the payment of cash dividends to be deferred and if the Committee so determines, re-invested in additional shares of restricted stock. Before the end of a restricted period and/or lapse of other restrictions established by the Committee, shares received as restricted stock shall contain a legend restricting their transfer, and may be forfeited (i) in the event of termination of employment, (ii) if our company or the participant does not achieve specified performance goals after the grant date and before the participant’s termination of employment or (iii) upon the failure to achieve other conditions set forth in the award agreement.

An award of restricted stock will be evidenced by a written agreement between us and the participant. The award agreement will specify the number of shares of our common stock subject to the award, the nature and/or length of the restrictions, the conditions that will result in the automatic and complete forfeiture of the shares and the time and manner in which the restrictions will lapse, subject to the award holder’s continued employment by us, and any other terms and conditions the Committee shall impose consistent with the provisions of the Plan. The Committee also determines the amount, if any, that the participant shall pay for the shares of restricted stock. However, the participant must be required to pay at least the par value for each share of restricted stock. Upon the lapse of the restrictions, any legends on the shares of our common stock subject to the award will be re-issued to the participant without such legend.

Unless the Committee determines otherwise in the award or other agreement, if a participant terminates employment for any reason, all rights to restricted stock that are then forfeitable will be forfeited. Restricted stock that is forfeited by the participant will again be available for award under the Plan.

Other Stock-Based awards

Under the Plan, the Committee is also authorized to grant other stock-based awards valued in whole or in part by reference to or otherwise based on stock (“Other Stock-Based awards”), which include performance shares, convertible preferred stock (to the extent a series of preferred stock is authorized), convertible debentures, warrants, exchangeable securities and awards based of stock or options based on fair market value, book value, or performance by the Company or any subsidiary, affiliate or division. Other Stock-Based awards may be granted in tandem with other awards under the Plan.

Other Stock-Based awards may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date to which the stock is issued or, if later, the date on which any applicable restriction, performance or deferral period lapses. The recipient of an Other Stock-Based award, subject to the terms of the grant agreement, is entitled to interest or dividends with respect to the number of shares covered by their Other Stock-Based award.

Change in Control Provisions

In the event of a change in control of the Company, and except as otherwise set forth in the applicable grant agreement, all unvested portions of awards shall vest immediately. Awards, whether or not then vested, shall be continued, assumed, or have new rights as determined by the Committee in its sole discretion, and restrictions to which any shares of Restricted Stock or any other award granted prior to the change in control are subject shall not lapse. Awards shall, where appropriate at the Committee’s discretion, receive the same distribution of the Company’s common stock on such terms as determined by the Committee. Upon a change in control, the Committee may also provide for the purchase of any awards for an amount of cash per share of common stock issuable under the award equal to the excess of the highest price per share of the Company’s common stock paid in any transaction related to a change in control of the Company over the exercise price of such awards.

Fair Market Value

Under the Plan, fair market value means the fair market value of the shares based upon (i) the closing selling price of a share of our common stock as quoted on the principal national securities exchange on which the stock is traded, if the stock is then traded on a national securities exchange, or (ii) the closing bid price per share last quoted on that date by an established quotation service for over-the-counter securities, if the common stock is not then traded on a national securities exchange.

Transferability Restrictions

Generally and unless otherwise provided in an award agreement, shares or rights subject to an award cannot be assigned or transferred other than by will or by the laws of descent and distribution and awards may be exercised during the participant’s lifetime only by the participant or his or her guardian or legal representative. However, a participant may, if permitted by the Committee, in its sole discretion, transfer an award, or any portion thereof, to one or more of the participant’s spouse, children or grandchildren, or may designate in writing a beneficiary to exercise an award after his or her death.

Termination or Amendment of the Plan

Our Board of Directors may amend or terminate the Plan at any time, but our Board of Directors may not, without stockholder approval, amend the Plan to increase the total number of shares of our common stock reserved for issuance of awards. In addition, any amendment or modification of the Plan shall be subject to stockholder approval as required by any securities exchange on which our common stock is listed. No amendment or termination may deprive any participant of any rights under awards previously made under the Plan.

Summary of Federal Income Tax Consequences of the Plan

The following summary is intended only as a general guide as to the federal income tax consequences under current United States law with respect to participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences of awards made under the Plan are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable.

Options and SARS. There are three points in time when a participant and our company could potentially incur federal income tax consequences: date of grant, upon exercise and upon disposition. First, when an option or a SAR is granted to a participant, the participant does not recognize any income for federal income tax purposes on the date of grant. We similarly do not have any federal income tax consequences at the date of grant. Second, depending upon the type of option, the exercise of an option may or may not result in the recognition of income for federal income tax purposes. With respect to an incentive stock option, a participant will not recognize any ordinary income upon the option’s exercise (except that the alternative minimum tax may apply). However, a participant will generally recognize ordinary income upon the exercise of a non-qualified stock option. In this case, the participant will recognize income equal to the difference between the option price and the fair market value of shares purchased pursuant to the option on the date of exercise. With respect to the exercise of a SAR, the participant must generally recognize ordinary income equal to the cash received (or, if applicable, value of the shares received).

Incentive stock options are subject to certain holding requirements before a participant can dispose of the shares purchased pursuant to the exercise of the option and receive capital gains treatment on any income realized from the exercise of the option. Satisfaction of the holding periods determines the tax treatment of any income realized upon exercise. If a participant disposes of shares acquired upon exercise of an incentive stock option before the end of the applicable holding periods (called a “disqualifying disposition”), the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the incentive stock option minus the exercise price or (ii) the amount realized upon the disposition of the shares minus the exercise price. Any excess of the fair market value on the date of such disposition over the fair market value on the date of exercise must be recognized as capital gains by the participant. If a participant disposes of shares acquired upon the exercise of an incentive stock option after the applicable holding periods have expired, such disposition generally will result in long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares (generally, in such case, the tax “basis” is the exercise price).

Generally, we will be entitled to a tax deduction in an amount equal to the amount recognized as ordinary income by the participant in connection with the exercise of options and SARs. However, we are generally not entitled to a tax deduction relating to amounts that represent capital gains to a participant. Accordingly, if the participant satisfies the requisite holding period with respect to an incentive stock option before disposition to receive the favorable tax treatment accorded incentive stock options, we will not be entitled to any tax deduction with respect to an incentive stock option. In the event the participant has a disqualifying disposition with respect to an incentive stock option, we will be entitled to a tax deduction in an amount equal to the amount that the participant recognized as ordinary income.

Restricted Stock Awards. A participant will not be required to recognize any income for federal income tax purposes upon the grant of shares of restricted stock. With respect to awards involving shares or other property, such as restricted stock awards, that contain restrictions as to their transferability and are subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the time the shares or other property become transferable or are no longer subject to a substantial risk of forfeiture, whichever occurs first. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time he or she receives shares (e.g., restricted stock) or other property rather than upon the lapse of transferability restrictions or the substantial risk of forfeiture. However, if the participant subsequently forfeits such shares he or she would not be entitled to any tax deduction or, to recognize a loss, for the value of the shares or property on which he or she previously paid tax. Alternatively, if an award that results in a transfer to the participant of cash, shares or other property does not contain any restrictions as to their transferability and is not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. We generally will be entitled to a deduction for the same amount.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Meeting and entitled to vote, either in person or by proxy, is required for approval of Proposal 3. For purposes of the approval of the Amendment of our 2023 Equity Incentive Plan, abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the result of the vote.

The Board recommends a vote FOR the proposal.

PROPOSAL 3

STOCK ISSUANCE PROPOSAL

Overview

As approved by our Board of Directors, we plan to file a Registration Statement on Form S-1 for the offering of up to 5,000,000 units (“Units”), each consisting of one share of our Common Stock and a warrant to purchase two shares of Common Stock, for gross proceeds of approximately $5,000,000. Immediately following the effectiveness of the S-1, we will enter into a certain securities purchase agreement, the form of which attached hereto as Annex A (the “Securities Purchase Agreement”), with certain investors (the “Investors”) for the Offering. Upon closing of the Offering, and upon full exercise of the Warrants, we will issue shares of common stock that will be in excess of 20% of the issued and outstanding shares of common stock as of the date of the Securities Purchase Agreement. We are seeking stockholders’ approval for the issuance of the shares of common stock (including the Shares and Warrant Shares) pursuant to the Securities Purchase Agreement and the Form S-1.

Description of the Offering

We plan to offer up to 5,000,000 Units each consisting of one share of our Common Stock and a warrant to purchase two shares of Common Stock, pursuant to the Securities Purchase Agreement, to be entered into with the Investors following the effectiveness of the Form S-1. The price will be determined by negotiations between the Company and the Investors.

Upon effectiveness of the Form S-1, we will enter into the Securities Purchase Agreement with the Investors, pursuant to which, we will agree to issue 5,000,000 Units to the Investors at closing, once all conditions are satisfied or otherwise waived.

The Securities Purchase Agreement contains customary representations and warranties of the Company and the Investors, indemnification obligations of the Investors, and other obligations and rights of the parties. Among those, the closing of the Offering is contingent on (i) obtaining the approval of holders of a majority of the stock of the Company voting at the meeting; and (ii) effectiveness of the Form S-1.

Warrants

The initial exercise price of the Warrants will be determined by negotiations between the Company and the Investors, an amount equal to the offering price. The Warrants are exercisable immediately and will expire on the 2nd anniversary of the issuance date.

The Company will agree that, on the fourteenth (14th) calendar days following the closing of the Offering, the exercise price of the Warrants shall be reset (the “Reset”) to 20% of the “Minimum Price” as defined in Section 713(c) of the Guide (the “Reset Price”), which is the lower of (i) the official closing price of the common stock as reported on the OTC immediately preceding the signing of the Securities Purchase Agreement; or (ii) the average official closing price for the five trading days as reported on OTC immediately preceding the signing of the binding agreement.

In addition, upon the Reset of the exercise price, the number of Warrant Shares issuable underlying each Warrant shall be proportionately adjusted such that the aggregate exercise price (i.e. the initial exercise price multiply by the initial number of Warrant Shares) of each Warrant shall remain unchanged (the adjusted warrant shares, the “Reset Warrant Shares”).

The foregoing description of the Securities Purchase Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the form of the Securities Purchase Agreement the Warrants, which are attached hereto as Annex [A] and [B], respectively.

Effects of the Offering

Prior to the Offering, there are 15,770,934 shares of common stock issued and outstanding. Immediately following the Offering and assuming no exercise of the Warrants, there will be 20,770,934 shares of common stock issued and outstanding. Of course, exercise of some or all of the Warrants will increase the number of Shares outstanding.

Below is a table showing beneficial ownership of our principal stockholders immediately prior to and immediately after the Offering, without giving effect to Warrant exercises:

Name of Beneficial Owner	Shares Beneficially Owned Prior to Offering	% Prior to Offering	Shares Beneficially Owned After Offering	% After Offering
Zhibiao Pan	3,403,999	21.60%	3,403,999	16.39%
Jian Huang	1,314,286	8.33%	1,314,286	6.33%
Jiao Shen	971,000	6.16%	971,000	4.67%
Zhuoyu Li	937,033	5.90%	937,033	4.51%

Reasons for Seeking Stockholder Approval

Although our shares of Common Stock are no longer listed on the NYSE, the Company has decided to seek shareholder approval of the issuance because it may, in the future, seek listing on the NYSE or NASDAQ. Also, the Board of Directors believes it is good corporate policy to seek shareholder approval of a large issuance of the Company’s securities.

Required Vote and Board Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Meeting and entitled to vote, either in person or by proxy, is required for approval of Proposal 3.

The Board of Directors unanimously recommends that you vote “FOR” the proposal.

PROPOSAL 4

REVERSE SPLIT PROPOSAL

We are asking you to approve authorization of the Board of Directors to adopt an amendment to our Articles of Incorporation to effect a Reverse Split of our common stock, par value $0.001 per share, by one of several ratios between 1-for-5 and 1-for-20 (the “Range”), at a date within twenty four (24) months after stockholder approval is obtained, with the date and the exact ratios to be set at a whole number within this Range, as determined by the Board of Directors in its sole discretion.

The current authorized stock capital of the Company is 75,000,000 shares of common stock of a par value of US$0.0001 each. If the Reverse Split Proposal is approved, the authorized stock capital of the Company will be amended to a number of shares ranging from (i) 3,750,000 shares of common stock of a par value of US$0.002 each, assuming the reverse split ratio is 1-for-20, or (ii) as high as 15,000,000 shares of common stock of a par value of US$0.0005 each, assuming the reverse split ratio is 1-for-5. The issued and outstanding shares of common stock shall be adjusted in the same way to reflect the Reverse Split accordingly.

Board of Directors believes that this Reverse Split Proposal, if approved, will grant the Board of Directors the flexibility to expedite capital restructuring in the interest of growing and developing the Company under the new operations.

Material Effects of The Reverse Stock Split

When a company engages in a reverse stock split, it substitutes one share of common stock for a predetermined amount of shares of common stock. It does not increase the market capitalization of the company. Under this optional reverse stock split each 5 to 20 shares of our common stock will be automatically converted into 1 share of common stock.

However, the effect of the Reverse Split upon the market price for our common stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our common stock after the Reverse Split will rise in proportion to the reduction in the number of shares of common stock outstanding resulting from the reverse split. The market price of our common stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The Reverse Split will affect all of our stockholders of common stock uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the Reverse Split results in any of our stockholders owning a fractional share. All stockholders holding a fractional share shall be issued an additional share of common stock.

Required Vote and Board Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Meeting and entitled to vote, either in person or by proxy, is required for approval of Proposal 4.

The Board of Directors unanimously recommends that you vote “FOR” the proposal.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for presentation at next year’s annual meeting of stockholders and intended to be included in our proxy statement and form of proxy relating to that meeting must be received at our executive office by June 30, 2026 and comply with the requirements of Rule 14a-8(e) promulgated under the Exchange Act. If a stockholder intends to submit a proposal at next year’s annual meeting of stockholders, which proposal is not intended to be included in our proxy statement and form of proxy relating to that meeting, the stockholder must provide appropriate notice to us not later than August 31, 2026, in order to be considered timely submitted within the meaning of Rule 14a-4(c) of the Exchange Act. As to all such matters which we do not have notice on or prior to August 31, 2026 discretionary authority shall be granted to the persons designated in our proxy related to the annual meeting of stockholders for the fiscal year ended June 30, 2026 to vote on such proposal.

ANNUAL REPORT ON FORM 10-K

We will furnish without charge to each person whose proxy is being solicited, upon the request of such person, a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, including the financial statements and schedules thereto. Requests for copies of such report should be directed to Mr. Zhuoyu Li, Enlightify Inc., 3rd Floor, Borough A, Block A. No. 181, South Taibai Road, Xian, Shaanxi Province, People’s Republic of China, 710065, +86-29-88266368.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Meeting other than the election of directors. Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented at the Meeting. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors

/s/ Zhuoyu Li
November 21, 2025	Zhuoyu Li Chairman of the Board

202210 Enlightify Inc Draft Notice_Rev1 Front

2025

You May Vote Your Proxy When You View The Material On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.

ENLIGHTIFY INC.
c/o Continental Proxy Services
1 State Street, New York NY 10004

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on
January 8, 2026

*Shareholders are cordially invited to attend the Annual Meeting and vote in person. At the meeting, you will need to request a ballot to vote your shares.

Dear Shareholder,

The Fiscal Year 2025 Annual Meeting of Shareholders of Enlightify Inc. will be held at Yuxing Modern Agricultural Science & Technology Park, Huyi District, Xi'an, P.R. China, on the 8th of January, 2026 at 10:00 AM (Local Time).

Proposals to be considered at the Annual Meeting:

(1) To consider and act upon a proposal to elect to the Company's Board of Directors seven persons nominated by the Board of Directors;

(3) To approve an issuance of shares of our Common Stock;

The Board of Directors recommends that you vote "FOR" all Proposals above.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.

MOBILE VOTING
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

Vote Your Proxy on the Internet:
Go to http://www.cstproxyvote.com
Have your notice available when you access the above website. Follow the prompts to vote your shares.

The Proxy Materials are available for review at:
https://www.cstproxy.com/enlightify/2026

CONTROL NUMBER

202210 Enlightify Inc Draft Notice_Rev1 Back

2025

ENLIGHTIFY INC.

Important Notice Regarding the Availability of Proxy Materials
For the 2025 Annual Meeting of Shareholders to be held on January 8, 2026

The following Proxy Materials are available to you to review at: **http://www.cstproxy.com/enlightify/2026**

- the Company's Annual Report for the year ended June 30, 2025
- the Company's 2025 Proxy Statement
- the Proxy Card
- any amendments to the foregoing materials that are required to be furnished to shareholders

This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before December 18, 2025 to facilitate a timely delivery. You may also request that you receive paper copies of all future proxy materials from the Company.

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your Control number.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call 1-888-266-6791, or

By logging on to http://www.cstproxy.com/enlightify/2026 or

By email at: proxy@continentalstock.com

Please include the company name and your control number in the subject line.

202210 Enlightify Inc Draft Proxy Card_Rev1 Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

2025

Vote by Internet, Smartphone or Tablet – QUICK ★★★ EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

ENLIGHTIFY INC.

Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on January 6, 2026.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MOBILE VOTING
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1,2,3 AND 4.

Please mark your votes like this ☒

1. Election of Directors:

Nominees	**FOR all** Nominees listed to the left	**WITHHOLD AUTHORITY** to vote (except as marked to the contrary for all nominees listed to the left)
(1) Zhuoyu Li (2) Jian Huang (3) Xiaolai Li (4) Cui Song (5) Tianping Cai (6) Lianfu Liu (7) Jinjun Lu	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

Proposal	FOR	AGAINST	ABSTAIN
2. Approval of the Amendment of the Company's 2023 Equity Incentive Plan.	☐	☐	☐
3. Approval of an issuance of shares of our Common Stock.	☐	☐	☐
4. Approval of a reverse stock split of the Company's Common Stock at a ratio between 1-for-5 and 1-for-20.	☐	☐	☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2025**

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

202210 Enlightify Inc Draft Proxy Card_Rev1 Back

2025

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on January 8, 2026

To view the Proxy Statement and the 2025 Annual Report please go to: https://www.cstproxy.com/enlightify/2026

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ENLIGHTIFY INC.

The undersigned, a stockholder of Enlightify Inc. (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Mr. Zhuoyu Li proxy, with power of substitution, for and in the name of the undersigned to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Enlightify Inc., a Nevada corporation (the "Company"), to be held on January 8, 2026, at 10:00 a.m., local Time, at Yuxing Modern Agricultural Science & Technology Park, Huyi District, Xi'an, P.R. China, or at any adjournment or postponement thereof, and there to vote, as designated on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)